UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Report):  October 21, 2005 (October 17, 2005)

Bradley Operating Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware	000-23065	04-3306041
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Dartmouth Street Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

(617) 247-2200

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

Bradley Operating Limited Partnership (“Bradley OP”), one of the two operating partnership subsidiaries of Heritage Property Investment Trust, Inc. (“Heritage”), is a Guarantor under a Credit Agreement, dated as of March 29, 2005, by and among Heritage,Wachovia Capital Markets, LLC, as Arranger, Wachovia Bank, National Association, as Agent, each of Deutsche Bank Trust Company Americas and Key Bank National Association, as Syndication Agents, each of Bank of America, National Association and Commerzbank Aktiengesellschaft, New York Branch, as Documentation Agents, and each of the financial institutions initially a signatory to the Credit Agreement.

On October 20, 2005, Heritage obtained a waiver (the “Waiver”) under this Credit Agreement.  The Waiver waives any potential event of default or event of default under the Credit Agreement that Heritage expects would have been caused by the restatement of financial results of prior periods described under “Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review” of this Current Report.  As a result of the restatement, among other things, Heritage would no longer be able to make the representations under the Credit Agreement concerning the conformity with GAAP of its previously delivered financial statements.  Because the restatement is not expected to result in Heritage’s having breached any of the financial covenants in the Credit Agreement, the Waiver does not waive or modify any such financial covenants.  The Waiver will terminate if the restatement of the financial statements is not completed by November 30, 2005.

Under the terms of the Waiver, the Credit Agreement remains in full force and effect; therefore, Heritage is currently permitted to make a draw under its line of credit.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance.  Further, the forward-looking statements are subject to the limitations listed in Bradley OP’s SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

Item 2.02                                             Results of Operations and Financial Condition.

On October 20, 2005, Heritage issued a press release announcing that it will restate its audited financial statements for the fiscal years ended December 31, 2003 and December 31, 2004, and its unaudited quarterly financial statements for the periods ended March 31, 2005 and June 30, 2005.  The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

Item 4.02                                             Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 17, 2005, Heritage’s management recommended, and its Audit Committee determined, that Heritage’s previously issued audited financial statements for the fiscal years ended December 31, 2003 and December 31, 2004, and its unaudited quarterly financial statements for the periods ended March 31, 2005 and June 30, 2005, will need to be restated to correct an error discovered by Heritage’s management.  The error pertains to the unrecorded liability relating to certain stock options previously granted to Thomas C. Prendergast, Heritage’s Chairman, President and Chief Executive Officer.  Heritage’s Board of Directors has confirmed the conclusions of the Audit Committee regarding Heritage’s historical financial statements.  As noted below, this requires that Heritage amend its historical financial statements to recognize additional compensation expense, a component of its general and administrative expenses, in the periods mentioned.

Heritage allocates 100% of its general and administrative expenses to its subsidiaries, including costs associated with Bradley OP.  For this reason, Heritage, as the sole stockholder of Bradley OP’s general partner, has determined that Bradley OP’s audited financial statements for the fiscal years ended December 31, 2003 and December 31, 2004, and its unaudited quarterly financial statements for the periods ended March 31, 2005 and June 30, 2005, will also need to be restated consistent with the restatement of Heritage’s financials described below.

In January 2000, Heritage entered into an employment agreement with Mr. Prendergast, providing for, among other things, annual grants of stock options to be made to Mr. Prendergast.  In addition, the employment agreement provides for Heritage to make certain payments to Mr. Prendergast to offset any taxes he may incur in connection with the exercise of stock options.  Heritage previously filed

Mr. Prendergast’s employment agreement with the Securities and Exchange Commission (“SEC”) and a summary of the employment agreement, including the tax offset provision, is contained in Heritage’s registration statement filed on Form S-11, and the proxy statements that have since been filed by Heritage with the SEC.

In its historical financial statements, Heritage has not recorded any liability with respect to the tax-offset payments that are required in connection with Mr. Prendergast’s future exercise of stock options.  In addition, as with stock options granted to other employees under Heritage’s Equity Incentive Plan, Heritage has accounted for Mr. Prendergast’s stock options as fixed awards pursuant to APB Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB Opinion No. 25”).  To date, Mr. Prendergast has not exercised any stock options and Heritage has not made any tax-offset payments to him.

Heritage has concluded, and KPMG LLP (“KPMG”), Heritage's independent registered public accounting firm has concurred, that the provision of Mr. Prendergast’s employment agreement requiring Heritage to make tax-offset payments in connection with his exercise of stock options requires variable accounting treatment for those options under Financial Accounting Standards Board’s Interpretation 44, “Accounting for Certain Transactions involving Stock Compensation — an interpretation of APB Opinion No. 25”  (“FIN No. 44”) (Issue Date 3/00).  In addition, Heritage concluded that a liability for the tax offset payments that will be made to Mr. Prendergast in the future should he exercise any stock options should have been recorded as a liability in Heritage’s financial statements and that this liability is also subject to variable accounting treatment pursuant to FIN No. 44.

Accordingly, Heritage will be amending its historical financial statements to record a liability and to recognize compensation expense related to the tax-offset payment provision and to reflect that the stock options subject to the tax-offset payment provision should be accounted for on a variable basis.  As noted above, Bradley OP will likewise be amending it historical financial statements to recognize the compensation expense allocated to it by Heritage in connection with Heritage’s restatement.

Bradley OP expects the impact of this expense to decrease net income for the fiscal year ended 2003 by approximately $3 million, or $0.08 per unit on a diluted basis, to decrease net income for the fiscal year ended 2004 by approximately $3 million, or $0.10 per unit on a diluted basis, and to decrease net income for the quarterly periods ended March 31, 2005 and June 30, 2005, by a net amount of approximately $3 million, or $0.08 per unit on a diluted basis.  The impact of this additional expense will not result in a restatement of Bradley OP’s financial statements for any other period.  While Heritage believes it has identified the adjustments necessary to its historical financial statements, the accounting analysis is ongoing and, therefore, the final financial results may differ from this report.

The impact of the additional compensation expense is material and due to the restatement of results for the years ended December 31, 2003 and 2004 and periods ended March 31, 2005 and June 30, 2005, Bradley OP has determined that these financial statements should no longer be relied upon.  Bradley OP intends to file amendments to its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005 to reflect the restatement.  In addition, Bradley OP’s financial statements for the period ended September 30, 2005 will reflect the restatement when filed with the SEC.

Heritage’s management currently is assessing whether the restatements were a result of a material weakness in internal controls over financial reporting that would require revising its assessment of internal controls over financial reporting.

Heritage’s Audit Committee and Board of Directors have discussed these matters with KPMG.

Item 9.01.                                          Financial Statements and Exhibits.

(d) Exhibits.

99.1                           Press Release, dated as of October 20, 2005, issued by Heritage Property Investment Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

BRADLEY OPERATING LIMITED PARTNERSHIP

By: Heritage-Austen Acquisition, Inc., its General Partner

/s/Thomas C. Prendergast
Thomas C. Prendergast
President and Chief Executive Officer

/s/David G. Gaw
David G. Gaw
Senior Vice President, Chief Financial
Officer and Treasurer

Date: October 21, 2005